FIFTH AMENDMENT TO THE
AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT effective as of October 14, 2024, to the Amended and Restated Distribution Agreement, dated as of August 24, 2017 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Distributor") and Baird Funds, Inc., a Wisconsin corporation (the “Corporation”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the list of funds.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Mary Ellen Stanek	By: /s/ Charley Weber
Name: Mary Ellen Stanek	Name: Charley Weber
Title: President	Title: Managing Director

Amended Exhibit A
to the
Amended and Restated Distribution Agreement

BAIRD ULTRA SHORT BOND FUND
BAIRD SHORT-TERM BOND FUND
BAIRD INTERMEDIATE BOND FUND
BAIRD AGGREGATE BOND FUND
BAIRD CORE PLUS BOND FUND
BAIRD SHORT-TERM MUNICIPAL BOND FUND
BAIRD QUALITY INTERMEDIATE MUNICIPAL BOND FUND
BAIRD CORE INTERMEDIATE MUNICIPAL BOND FUND
BAIRD MUNICIPAL BOND FUND
BAIRD STRATEGIC MUNICIPAL BOND FUND
BAIRD LONG-TERM CREDIT BOND FUND
BAIRD MID CAP FUND
BAIRD SMALL/MID CAP GROWTH FUND
BAIRD EQUITY OPPORTUNITY FUND
BAIRD CHAUTAUQUA INTERNATIONAL GROWTH FUND
BAIRD CHAUTAUQUA GLOBAL GROWTH FUND